Exhibit 10.1

THIS SHARE ACQUISITION & INVESTMENT AGREEMENT made the 30th day of September, 2009.

BETWEEN:
SARA CREEK GOLD CORP., a company incorporated under the laws of the State of Nevada and having an address for notice and deliver located at 5348 Vegas Drive, #236, Las Vegas, NV 89108.

(the “Investor”)

OF THE FIRST PART

AND:

ORION RESOURCES, N.V., a company incorporated under the laws of Suriname and having an address for delivery at Albergastraat #33, Paramaribo, Suriname SA.

(the “Company”)

OF THE SECOND PART

WHEREAS:

A.
The Company is a resource company, with a 100% interest in and to a resource property, consisting of two exploration concessions consisting of 56,920 hectares (the “Property”), located in east central Suriname, in the districts of Brokopondo and Sipalilwini;

B.
The Investor is a Nevada Company, and wishes to purchase one share in the capital of the Company (the “Share”) for USD$2,000,000, which will comprise 50% of the Company’s issued and outstanding capital; and

C.	The Company wishes to sell to the Investor and the Investor wishes to purchase the Share from the Company, on the terms and conditions set out in this Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree with one another as follows:

1.	INTERPRETATION

1.1	Where used in this Agreement, each of the following words and terms have the meanings ascribed to them below:

(a)
“Agreement” means this share acquisition and investment agreement and all instruments supplemental to or in amendment or confirmation of this agreement, and all references to this Agreement will include all Schedules attached hereto;

(b)	“Assets” means the undertaking, property and assets of the Company as a going concern of every kind and description, wheresoever situated;

(c)	“Business” means the business carried on by the Company, namely exploration of mineral properties;

(d)
“Business Day” means any day, other than a Saturday, Sunday or any other day on which the principal chartered banks located in the City of Las Vegas, Nevada are not open for business during normal banking hours;

(e)	“Closing” means the completion of the purchase and sale of the Share under this Agreement;

(f)	“Closing Date” means November 15, 2009 or such other date as agreed to by the parties to this Agreement;

(g)	“Closing Time” means 10:00 a.m. (Nevada time) on the Closing Date or such other time on such date as the parties may agree as the time at which the Closing will take place;

(h)	“Company” means Orion Resources, N.V., a company incorporated under the laws of Suriname;

(i)
“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, pre-emptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any asset or other attribute of ownership of any asset, except any such restrictions imposed by or required under Applicable Securities Laws or other applicable laws and/or regulations;

(j)	“Investor” means Sara Creek Gold Corp., a company incorporated under the laws of the State of Nevada;

(k)	“party” or “parties” and similar expressions means a signatory to this Agreement, unless the context otherwise requires;

(l)
“person” includes an individual, corporation, partnership, joint venture, society, association, trust, unincorporated organization, the Crown or any agency or instrumentality thereof or any other juridical entity, or any trustee, executor, administrator, or other legal representative;

1.2	In this Agreement, except as otherwise expressly provided:

(a)
the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent, or intent of this Agreement or any of its provisions;

(b)
the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word “or” is not exclusive and the word “including” is not limited (whether or not non-limited language, such as “without limitation” or “but not limited to” or words of similar import is used with reference to that term);

(c)
any reference to a statute includes and is a reference to that statute and to the regulations made under that statute, with all amendments made to that statute and in force from time to time, and to any statute or regulations that may be passed that has the effect of supplementing or superseding that statute or those regulations;

(d)	except as otherwise provided, any dollar amount referred to in this Agreement is in United States of America funds; and

(e)	any other term defined within the text of this Agreement has the meaning so ascribed.

1.3	The following are the Schedules to this Agreement:

Schedule	Description
A	Major Assets of the Company
B	Material Contracts

2.	PURCHASE AND SALE OF THE SHARE

2.1
Subject to the terms and conditions set out in this Agreement, the Company agrees to sell and the Investor agrees to purchase the Share free and clear of all Encumbrances, by way of an issuance from the treasury of the Company.

3.	CONSENT & RIGHT OF FIRST REFUSAL OF INVESTOR:

3.1
In the event the Company proposes to offer for sale any securities of the Company to any person, then the Company shall require the consent of the Investor to such sale by providing the Investor with notice in writing (the “Notice of Sale”) of the Company’s intent to sell such securities.  The Notice of Sale shall set out the details as to the type of securities, as well as the total number and price of the securities being offered for sale.  The Investor shall have 5 calendar days after the receipt of the Notice of Sale to exercise its ROFR (as hereinafter defined).  If the Investor has not exercised the ROFR within 5 days of receiving the Notice of Sale, then the Company may proceed with such sale.

3.2
In the event the Company proposes to offer for sale any securities of the Company to any person, and the Company has provided the Notice of Sale to the Investor, then the Investor may at its option exercise the right to purchase its pro rata portion of such securities prior to the Company selling such securities to any other person (the “ROFR”).  For purposes of this right of first refusal, the Investor’s pro rata right shall be equal to the ratio of (a) the number of shares of the Company held by the Investor immediately prior to the issuance of such securities to (b) the total number of shares of Company outstanding immediately prior to the issuance of such securities.

3.3
Where the Investor wishes to exercise its ROFR, it shall do so by providing the Company with a letter of subscription, setting out the number of securities being purchased, accompanied by the aggregate price payable for such purchase.

3.4
In exercising its ROFR, the Investor may at its option, purchase less than the full number of securities being offered for sale by the Company.  Any securities not subscribed for by the Investor, the sale of which has not been objected to by the Investor, may be otherwise sold by the Company.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1	To induce the Investor to enter into and consummate this Agreement, the Company represents and warrants and covenants to the Investor as follows:

(a)
the Company is a corporation duly incorporated and validly existing under the laws of Suriname and is in good standing regarding the filing of all documents and the payment of all fees with the applicable corporate registries of its jurisdiction, and the Company has the power, authority, and capacity to enter into this Agreement and to carry out its terms;

(b)
this Agreement has been duly executed and delivered by the Company and is a binding agreement of the Company, enforceable against it in accordance with its terms and conditions, except that (i) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, (ii) equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction, and (iii) rights of indemnity, contribution and the waiver of contribution provided for herein may be limited under applicable law;

(c)
the execution and delivery of this Agreement and the performance by the Company of all of its obligations hereunder has been duly authorized by all necessary corporate action required to be taken by it or on its behalf, and no consents, approvals, waivers or authorizations are required to be obtained by it to authorize or complete the transactions contemplated herein;

(d)	the Share, on issuance to the Investor, will be validly issued and outstanding as a fully paid and non-assessable share of the Company, and will be free and clear of all Encumbrances;

(e)
the Company’s authorized capital consists of 1,000 shares without par value, of which only one share is currently issued and outstanding, which share is registered in the name of Kapelka Exploration Inc., an Alberta corporation;

(f)
the Company is not a party to any agreements, debt instruments, or commitments and neither the Company nor its Assets are subject to any charter, by-law or other corporate restriction, nor any order or other restriction that would:

(i)	prevent the Company from entering into this Agreement or from completing the transactions contemplated by this Agreement; or

(ii)	materially adversely affect the Business, the Assets, prospects, or condition, financial or otherwise, of the Company or accelerate the due date for payment of any of the Company’s liabilities;

(g)
the Company will not issue any shares, grant any options or warrants or otherwise create any rights that are convertible into shares that will or could result in more than one (1) share being issued prior to Closing without the prior written consent of the Investor;

(h)	the Company does not have any subsidiaries or agreements of any nature to acquire any subsidiary;

(i)	no person has any written or oral agreement or option or right capable of becoming an agreement:

(i)	to require the Company to issue any securities or to convert or exchange any securities into or for shares of the Company;

(ii)	for the purchase, subscription, allotment, or issuance of any of the unissued shares or other securities of the Company; or

(iii)	to require the Company to purchase, redeem, or otherwise acquire any of the Company’s issued and outstanding shares or other securities;

(j)	from the date of execution of this Agreement and until the Closing Time:

(i)	there will be no adverse material changes in the corporate or financial affairs of the Company;

(ii)	the Company will conduct the Business in the ordinary course; and

(iii)	the Company will not dispose of anything to a person with whom they are not dealing at arm’s length for proceeds less than the fair market value of the disposed object.

(k)	there is no indebtedness other than trade debt, and the Company has not guaranteed or agreed to guarantee any indebtedness of any person;

(l)	neither the shareholder of the Company, nor any officer, director, or employee of the Company are indebted or under obligation to the Company on any material account;

(m)	the Company has not made, declared, or authorized any dividends or other distribution on any of its shares;

(n)	the Company owns and has good and marketable title to its Assets, free of all Encumbrances or other defects in title, except as otherwise disclosed in this Agreement;

(o)
the Company has not altered its constating documents since incorporation, except as disclosed in its minute books, and all alterations have been approved and registered with the applicable corporate registries;

(p)
there is no basis for and there are no claims or other proceedings outstanding or pending or, to the best of the Company’s knowledge, threatened against or affecting the Company or any of the Assets at law or in equity or before or by any government authority;

(q)
to the best of the Company’s knowledge, the Company is conducting and will conduct its Business in compliance with all applicable laws, rules and regulations of each jurisdiction in which its Business is or will be carried on, and the Company is not in breach of any laws to which it is subject or that apply to it;

(r)
the Company has obtained all permits, certificates, registrations, and licenses of government and administrative authorities required for the operation of its Business as it is presently being conducted, and, to the best of its knowledge, no violations of those permits, certificates, registrations, and licenses have been recorded and no proceeding is pending or threatened to revoke or limit any of them;

(s)
to the best of the Company’s knowledge, except as otherwise provided for in this Agreement, no authorization or exemption by or filing with any government, public, or self-regulatory authority is required in connection with the Company’s signing, delivery, and performance of this Agreement or any of the agreements referred to in this Agreement;

(t)
the Company has not experienced, nor is the Company aware of, any occurrence that has had or might reasonably be expected to have a materially adverse effect on the Business or the results of its operations;

(u)
the Company has promptly and properly recorded all of its material transactions in its respective books and records and the minute books of the Company contain complete and accurate records of all meetings and proceedings of shareholders and directors;

(v)
the performance of this Agreement and the completion of the transactions contemplated by this Agreement will not conflict with the Company’s constating documents or, to the best of the Company’s knowledge, of any agreement to which the Company or its shareholder is a party, and will not give any person or company any right to terminate or cancel any agreement or any right, license, or other benefit enjoyed by the Company, and will not result in the creation or imposition of any Encumbrance in favour of a third party on or against the Assets;

(w)	the only present directors and officers of the Company are as follows:

Name	Position
Luc De Rooy	Managing Director

(x)
the Company is not in material default or breach of any of its material contracts and, to the Company’s knowledge, there exists no state of facts which after notice or lapse of time or both would constitute such a default or breach, and all material contracts are in good standing and the Company is entitled to all benefits thereunder;

(y)
to the best of the Company’s knowledge, information, and belief, the Company maintains the necessary policies of insurance to meet all applicable requirements of law and such insurance will be continued in full force and effect, and the Company is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion;

(z)
the Company has made full disclosure to the Investor of all aspects of the Business and has made all of its books and records available to the representatives of the Investor in order to assist the Investor in the performance of its due diligence searches and no material facts in relation to the Business have been concealed by the Company; and

(aa)	to the best of the Company’s knowledge, information and belief, all due diligence material prepared by the Company and provided to the Investor and its counsel is accurate in all respects.

4.2
The representations, warranties, covenants, and agreements of the Company contained in this Agreement or in any documents delivered in connection with the transactions contemplated hereby will be true at and as of the Closing Time as though the Company made these representations and warranties at and as of that time.  Despite any investigations the Investor may make before the signing of this Agreement or the Investor’s waiver of any condition, the representations, warranties, covenants, and agreements of the Company will survive the Closing and, despite the purchase and sale provided for in this Agreement, will continue in full force and effect.  If any of these representations and warranties are found to be incorrect or if there is a breach by the Company of any of the covenants or agreements, which incorrectness or breach will result in any loss or damage sustained directly or indirectly by the Investor, then the Company will pay the amount of the loss or damage to the Investor within 30 days of receiving notice of the loss or damage.

5.	INVESTOR’S REPRESENTATIONS AND WARRANTIES

5.1	To induce Company to enter into and consummate this Agreement, the Investor represents, warrants and covenants to the Company as follows:

(a)
the Investor is a corporation duly incorporated and validly existing under the laws of Nevada, is in good standing regarding the filing of annual reports at the office of the Registrar of Companies for Nevada, and has the power and authority to enter into, deliver, and perform this Agreement and to carry out its terms;

(b)
this Agreement has been duly executed and delivered by the Investor and is a binding agreement of the Investor, enforceable against it in accordance with its terms and conditions, except that (i) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, (ii) equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction, and (iii) rights of indemnity, contribution and the waiver of contribution provided for herein may be limited under applicable law;

(c)	the performance of this Agreement will not violate the applicable securities laws to which the Investor is subject, or any agreement or other instrument to which the Investor is a party;

(d)
all necessary corporate action on the Investor’s part will, at Closing, validly authorize the signing, delivery, and performance of this Agreement and the completion of the transactions contemplated by this Agreement;

(e)
other than for the approval of the directors of the Investor, no permit, authorization or consent of any party is necessary for the consummation by the Investor of the transactions contemplated in this Agreement; and

(f)
the Investor is not in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute a default by the Investor under any contract, agreement or licence that is material to the conduct of the business of the Investor to which it is a party or by which it is bound that would, individually or in the aggregate, have a material adverse effect on the Investor.

6.	ACTS IN CONTEMPLATION OF CLOSING

6.1
The Company covenants and agrees with the Investor to ensure that prior to or concurrently with Closing a meeting of the board of the Company will be held at which time Jean Pomerleau, being the director nominee of the Investor, will be appointed as a director of the Company.

7.	CLOSING MATTERS

7.1	The Closing will take place at the Closing Time at such place as the Investor may determine.

7.2	The Investor’s obligation to complete the transactions contemplated by this Agreement is subject to the conditions that:

(a)
the representations and warranties of the Company set out in sections 4.1 will be true and correct in every particular as if the Company had made those respective representations and warranties on the Closing Date; and

(b)	the Company will have delivered all documents to be delivered under section 7.3.

The conditions set out in this section 7.2 are for the Investor’s exclusive benefit and the Investor may waive those conditions in writing in whole or in part on or before the Closing Date, but save as so waived, the completion by the Investor of the transactions contemplated by this Agreement will not prejudice or affect in any way the Investor’s rights regarding the representations and warranties of the Company and those representations and warranties will survive the Closing Date for one year.

7.3	On the Closing Date, the Company will deliver to the Investor or as otherwise directed by the Investor:

(a)	satisfactory evidence representing the Share registered in the name of the Investor;

(b)	a certificate of an officer of the Company certifying the securities register of the Company, as at the date of Closing;

(c)
a certificate of an officer of the Company confirming the accuracy of all representations and warranties of the Company contained in section 4.1 and the fulfillment of all covenants and conditions under this Agreement, unless waived;

(d)	a copy of the directors’ resolutions or directors’ minutes of the Company appointing Jean Pomerleau as a director of the Company; and

(e)
a copy of the directors’ resolutions of the Company authorizing the Company to enter into this Agreement and to carry out the transactions contemplated herein including approving the issuance of the Share to the Investor.

7.4	On the Closing Date, the Investor will deliver to the Company or as otherwise directed by the Company:

(a)
a certificate of an officer of the Investor confirming the accuracy of all representations and warranties of the Investor contained in section 5.1 and the fulfillment of all covenants and conditions under this Agreement, unless waived;

(b)	a copy of the directors’ resolutions of the Investor authorizing the Investor to enter into this Agreement and to carry out the transactions contemplated herein;

(c)	an executed subscription agreement for the Share; and

(d)	US$2,000,000 deposited into accounts as directed by the Company.

8.	TRANSACTION EXPENSES

8.1
Each party to this Agreement will bear all costs and expenses incurred by it in negotiating this Agreement and in closing and carrying out the transactions contemplated hereby.  Subject to the foregoing, all costs and expenses related to satisfying any condition or fulfilling any covenant contained in this Agreement will be borne by the party whose responsibility it is to satisfy the condition or fulfil the covenant in question.

9.	NOTICES

9.1
Any notices to be given by either party to the other will be sufficiently given if delivered personally or if sent by registered mail, postage prepaid, to the parties at their respective addresses shown on the first page of this Agreement, or to any other addresses as the parties may notify to the other from time to time in writing, or if transmitted by facsimile to such facsimile number, as the parties may notify the other of, from time to time.  This notice will be deemed to have been given at the time of delivery, if delivered in person or transmitted by facsimile, or within five Business Days from the date of posting if mailed.

10.	GENERAL

10.1	This Agreement will enure to the benefit of and will be binding on the parties and their respective heirs, executors, administrators, successors, and assigns.

10.2	Time will be of the essence of this Agreement.

10.3
The terms and provisions contained in this Agreement constitute the entire agreement between the parties and supersede all previous oral or written communications regarding the purchase and sale of the Share.

10.4
If any provision of this Agreement is determined to be void or unenforceable in whole or in part, that provision will be deemed not to affect or impair the validity of any other provision of this Agreement and the void or unenforceable provision will be severable from this Agreement.

10.5
The parties may sign this Agreement in counterparts and these parts will together form one original agreement.  Parties may sign and deliver this Agreement by facsimile and facsimile signatures are legally binding on all parties.

10.6
Each party shall, from time to time, and at all times hereafter, at the request of the other of them, but without further consideration, do, or cause to be done, all such other acts and execute and deliver, or cause to be executed and delivered, all such further agreements, transfers, assurances, instruments or documents as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

[the remainder of this page is intentionally left blank]

10.7
This Agreement and the rights and obligations and relations of the parties will be governed by and construed in accordance with the laws of the State of Nevada.  The parties agree that the courts of Nevada will have the exclusive jurisdiction to entertain any action or other legal proceedings based on any provisions of this Agreement.  Each party attorns to the exclusive jurisdiction of the courts of Nevada.

IN WITNESS WHEREOF the parties have signed this Agreement as of the date written on the first page of this Agreement.

SARA CREEK GOLD CORP. /s/ Jean Pomerleau Authorized Signatory Jean Pomerleau, Director and President

ORION RESOURCES, N.V. /s/ Luc De Rooy Authorized Signatory Luc De Rooy, Managing Director

Schedule “A”

List of all Major Assets of Orion Resources, N.V.

Company owns or controls certain mining properties known as GMD-312/00 & GMD-313/00, located in the districts of Brokopondo and Sipaliwini of Suriname.

A total of 56,920 hectares located within the cross-hatched area.  Map is for reference only.

Schedule “B”

List of all Material Contracts of Orion Resources, N.V.

Property License Agreements with the GMD.

MINISTERIE VAN
NATUURLIJKE HULPBRONNEN

No.: G.M.D. : 312/00

Onderwerp: VERLENGING van het recht tot EXPLORATIE van GOUD
(eerste verlenging van G.M.D. no.: 441/98 (oud nr. : 126/97)

Aan: ORION RESOURCES N.V.

DE MINISTER VAN NATUURLIJKE HULPBRONNEN

HYPOTHEEK KANTOOR
DAGREGISTER A
Deel 228 No 2001
d.d. 28 maart 2006

Gelezen het verzoekschrift van ORION RESOURCES N.V.
d.d. 13 juni 2000

Gezien het advies van de Onderdirecteur Mijnbouw d.d.
06 februari 2006

Gehoord de Districtscommissaris/sen van --Brokopondo en Sipaliwini------

CM 00019
CM 07/05

GELET OP:

1. het "Decreet Mijnbouw" E-58 (S.B. 1986 No. 28), houdende algemene reglement omtrent de opsporing en ontginning van delfstoffen;

2. de Staatsbesluiten van 11 mei 1989 (S.B. 1989 No. 39 en 40);

3. de Brokopondo-overeenkomst behorende bij de wet 25 januari 1958 (G.B. No. 4) en op de wet van 3 augustus 1977 No. 8821 (Staatsblad No. 45).

HEEFT BESLOTEN:

I. Aan: ORION RESOURCES N.V.
gevestigd te Paramaribo, aan de Kochstraat no .10
//(TWEE)2 voor de tijd van // JAREN het recht TOT ....
..............................EXPLORATIE VAN GOUD te verlenen in of op een perceelland vermoedelijk groot 34600 ha, gelegen in het XX de
/ten zuid-oosten van het van Blommesteinmeer district en Brokopondo en Sipaliwini/nader aangeduid op de figuratieve kaart van de landmeter H.Soedhwa d.d. 17 januari 1997 en omsloten door de navolgende geografische coordinaten:
-- zie achterzijde van het blad---

41237

e. de verlengingsaanvraag tenminste 30 (DERTIG) DAGEN voor de vervaldatum van dit recht zal moeten geschieden;

f. bij het voldoen aan de onder III genoemde verplichting een door het Hoofd van de Geologisch Mijnbouwkundige Dienst afgegeven verklaring overgelegd dient te worden, waarin vermeld staat dat gedurende het afgelopen jaar geheel is voldaan aan het onder punt II gestelde en verder aan punt III.

g. zie achterzijde van het blad

IV. Aan te tekenen voor zoveel nodig:

1. dat de Staat op generlei wijze aansprakelijk zal zijn voor geleden schade, verlies dan wel vermindering van verwacht voordeel, als gevolg van het onderzoek naar en van de bouw en uitbreiding van werken tot het in ontwikkeling brengen van het waterkrachtpotentieel van Suriname en meer in het bijzonder van dat van het Brokopondo-project;

2 dat de Staat op generlei wijze aansprakelijk zal zijn voor geleden schade, verlies, dan wel vermindering van verwacht door maatregelen, die getroffen zullen moeten worden ter veiligstelling van het beheer en onderhoud van een of meer stuwmeerbekkens, voor het volledig gebruik en benutten van het water, dat toevloeit naar de stuwmeerbekkens en ook geen aansprakelijkheid zal dragen voor de gevolgen van overlast door het water of de ecologische gevolgen van het ontstaan en van het beheer van de stuwmeren;

3. dat geen werken zullen worden uitgevoerd die waterverlies zullen veroorzaken of overlast van het beheer en het onderhoud van stuwmeren tengevolge zullen hebben.

V. Afschrift van deze beschikking ingevolge het Staatsbesluit van 11 mei 1989 (S.B. 1989 No. 39) binnen een voor verlenging door de Minister vatbare termijn van EEN MAAND, na de dagtekening daarvan, aan de Hypotheekbewaarder ter overschrijving in de openbare registers aan te bieden, nadat de verschuldigde zegelrechten en overschrijvingskosten, respectievelijk ten bedrag van SRD.3027,50(drieduizend zevenentwintig 50/100 ** **surinaamse dollars) en SRD.1,-(een Surinaamse dollar) ten Hypotheekkantore gestort zijn.

VI. /sen Afschrift van deze beschikking te zenden aan de Rekenkamer van Suriname, de Districtscommissaris van, -Brokopondo en Sipaliwini---------
de Secretaris van de Kamer van Koophandel en Fabrieken, (K.v.K.), het Hoofd

van het Bureau voor Waterkrachtwerken, de Inspekteur der Invoerrechten en Accijnzen, het Hoofd van de Geologisch Mijnbouwkundige Dienst, het Hoofd van de Dienst der Domeinen, alsmede AANGETEKEND aan belanghebbende.

3027,50

ONTVANGEN VOOR ZEGELRECHT DE SOM VAN drieduizend zeven en twintig Surinaamse dollar en vijftig dollarcent
EN GEBOEKT IN DEEL 116 ONDER NUMMER 345
een BLADEN drie renvoyes
PARAMARIBO, zeventien maart 2006

De Hypotheekbewaarder

Paramaribo, 06 maart 2006

De Minister van Natuurlijke Hulpbronnen,

Dr. G.A. Rusland

Voor een eensluidend afschrift,
de Onderdirecteur Mijnbouw,

SURINAME SF 2000 SURINAME

GEOLOGISCH ... DIENST

G.M. Gemerts M.Sc.

lll.g. dit mijnbouwrecht niet kan worden uitgeoefend in de nog door de regerin aan te wijzen economische zone alwaar de leefgemeenschappen van in stamverband wonende burgers economische activiteiten met name bosbouw, kleinmijnbouw, visserij en jachtberijven c.q. kunnen bedrijven, tenzij dit door ons NADRUKKELIJK IS TOEGESTAAN.

GEOGRAFISCHE COORDINATEN:

A.	54°46'23.3"	WL	4°40' NB
B.	54°46'23.3"		4°31'21"
C.	54°40'33.3"		4°31'21"
D.	54°40'33.3"		4°27' 1.6"
E.	54°47'30"		4°27' 1.6"
F/H.	54°56'37"		4°30'26.2"
G.	54°50'50"		4°40"

Dagregister A 228 Nummer 2001
Overgeschreven ten hypotheekkantore in Suriname,
de achttien en twintigste maart
2006 zes ... door het
In bewaring nemen van een, blijkens daarop voorkomende
verklaring, gelijkluidend afschrift opgenomen in
register O 47 onder nummer 714
Ontvangen ...

De Hypotheekbewaarder

Prof. Dr. Ir. W.J. van Blommesteinmeer
G
54°50'50" W.L.
4°40' N.B.
A
54°46'23,3"
4°40'
15600
schaal
ROKOPONDO
LIWINI
B
54°46'23,3"
4°31'21"
54°56'37" W,L.
4°30'26,2" N.B.
F
H
distrikt
distrikt
54°47'30" W.L.
4°27' 1,6 N.B.
12800
E

Oud. nr.
GMD 126/97

O
0'33,3" W.L.
1'21" N.B. C
'33,3" W.L.
1,6" N.B.
D

FIGURATIEVE KAART BETREF-
FENDE EEN STUK GROND, AANGE-
DUID MET DE FIGUUR ABCDEFG
N HET ROOD, GELEGEN IN DE
ISTRIKTEN BROKOPONDO EN
IPALIWINI, TEN ZUID-OOSTEN VAN
E: VAN BLOMMESTEINMEER,
ERMOEDELYK GROOT 34600 HA.
F ZOVEEL MEER OF MINDER
LS NA EVENTUELE UITMETING EN
FPALING ZAL WORDEN BEVONDEN,
ETWELKE TER EXPLORATIE
NAAR GOUD IN CONCESSIE
S AANGEVRAAGD DOOR:

ADVIESBURO ORION (Orion Consultants)

PARAMARIBO, 17 JANUARI 1997
DE LANDMETER IN SURINAME

PLAKZEGEL f. 20,00 SURINAME

(H. SOEKHWA LCS.)

Dienst voor Geodesie
Geverifieerd door:
Goedgekeurd: A.19

SURINAME
DIENST GEOLOGISCH MIJNB.

Als uitgangspunt by eventuele meting en afpaling zal dienen het punt H in de Sarakreek, vanaf dat punt 1000 m. naar het noorden en 400 m. naar het westen.

Paramaribo, 17 januari 1997
De landmeter in Suriname

(Ing. H. Kalloe)

Nieuw Gmd. no. 312/00

MINISTERIE VAN
NATUURLIJKE HULPBRONNEN

No.: G.M.D.: 313/00

Onderwerp: VERLENGING van het recht tot EXPLORATIE van GOUD
(eerste verlenging van G.M.D. no.: 517/98(oud nr.: 127/97)

Aan: ORION RESOURCES N.V.

DE MINISTER VAN NATUURLIJKE HULPBRONNEN

HYPOTHEEK KANTOOR
DAGREGISTER A
Deel 220 No 2000
d.d. 28 maart 2006

Gelezen het verzoekschrift van ORION RESOURCES N.V.
d.d. 13 juni 2000

Gezien het advies van de Onderdirecteur Mijnbouw d.d.
31 januari 2006

Gehoord de Districtscommissaris van ----Sipaliwini en Brokopondo-----

E1700V29
5E1902V105

GELET OP:

1. het "Decreet Mijnbouw" E-58 (S.B. 1986 No. 28), houdende algemene reglement omtrent de opsporing en ontginning van delfstoffen;

2. de Staatsbesluiten van 11 mei 1989 (S.B. 1989 No. 39 en 40);

3. de Brokopondo-overeenkomst behorende bij de wet 25 januari 1958 (G.B. No. 4) en op de wet van 3 augustus 1977 No. 8821 (Staatsblad No. 45).

HEEFT BESLOTEN:

I. Aan: ORION RESOURCES N.V.
gevestigd te Paramaribo, aan de Kochstraat no. 10
voor de tijd van ** JAREN het recht TOT ....
.... EXPLORATIE VAN GOUD te verlenen
in of op een perceelland vermoedelijk groot 37400 ha, gelegen in het XXde district en Brokopondo en Sipaliwini / nader aangeduid op de figuratieve kaart van de landmeter H. Soedhwa d.d. 17 januari 1997 en omsloten door de navolgende geografische coördinaten : zie achterzijde van het blad EN MET UITZONDERING VAN DE FIGUUR IN HET ROOD (ZIE FIGURATIEVE KAART)

**(TWEE) 2

/ten zuiden van het van Blommesteinmeer

H257

e. de verlengingsaanvraag tenminste 30 (DERTIG) DAGEN voor de vervaldatum van dit recht zal moeten geschieden;

f. bij het voldoen aan de onder III genoemde verplichting een door het Hoofd van de Geologisch Mijnbouwkundige Dienst afgegeven verklaring overgelegd dient te worden, waarin vermeld staat dat gedurende het afgelopen jaar geheel is voldaan aan het onder punt II gestelde en verder aan punt III.

g. zie achterzijde van het blad

IV. Aan te tekenen voor zoveel nodig:

1. dat de Staat op generlei wijze aansprakelijk zal zijn voor geleden schade, verlies dan wel vermindering van verwacht voordeel, als gevolg van het onderzoek naar en van de bouw en uitbreiding van werken tot het in ontwikkeling brengen van het waterkrachtpotentieel van Suriname en meer in het bijzonder van dat van het Brokopondo-project;

2 dat de Staat op generlei wijze aansprakelijk zal zijn voor geleden schade, verlies, dan wel vermindering van verwacht door maatregelen, die getroffen zullen moeten worden ter veiligstelling van het beheer en onderhoud van een of meer stuwmeerbekkens, voor het volledig gebruik en benutten van het water, dat toevloeit naar de stuwmeerbekkens en ook geen aansprakelijkheid zal dragen voor de gevolgen van overlast door het water of de ecologische gevolgen van het ontstaan en van het beheer van de stuwmeren;

3. dat geen werken zullen worden uitgevoerd die waterverlies zullen veroorzaken of overlast van het beheer en het onderhoud van stuwmeren tengevolge zullen hebben.

V. Afschrift van deze beschikking ingevolge het Staatsbesluit van 11 mei 1989 (S.B. 1989 No. 39) binnen een voor verlenging door de Minister vatbare termijn van EEN MAAND, na de dagtekening daarvan, aan de Hypotheekbewaarder ter overschrijving in de openbare registers aan te bieden, nadat de verschuldigde zegelrechten en overschrijvingskosten, respectievelijk ten bedrag van SRD. 3272,50 (twee en dertig honderd twee en *** ***zeventig 50/100 Surinaamse Dollars) en SRD.1,-(een Surinaamse Dollar) ten Hypotheekkantore gestort zijn.

/sen

VI. Afschrift van deze beschikking te zenden aan de Rekenkamer van Suriname, de Districtscommissaris van, --Brokopondo en Sipaliwini-------- de Secretaris van de Kamer van Koophandel en Fabrieken, (K.v.K.), het Hoofd

van het Bureau voor Waterkrachtwerken, de Inspekteur der Invoerrechten en Accijnzen, het Hoofd van de Geologisch Mijnbouwkundige Dienst, het Hoofd van de Dienst der Domeinen, alsmede AANGETEKEND aan belanghebbende.

Paramaribo, 06 maart 2006

3272,50

Voornoemd De Minister van Natuurlijke Hulpbronnen,

Dr. G.A. Rusland

Voor een eensluidend afschrift,
de Onderdirecteur Mijnbouw,

ONTVANGEN VOOR ZEGELRECHT DE SOM VAN drie enderttighonderd twee en zeventig surinaamse dollars en vijftig dollar cent
EN GE... DEEL 116 ONDER NUMMER 346
een DEN drie renvooien
PAR... zeventien maart 2006

De Hypotheekbewaarder

PLAKZEGEL SURINAME Sf 2000

GEOLOGISCH

G.M.Gemerts M.Sc.

lll.g. dit mijnbouwrecht niet kan worden uitgeoefend in de nog door de regering aan te wijzen economische zone alwaar de leefgemeenschappen van in stamverband wonende burgers economische activiteiten met name bosbouw, kleinmijnbouw, visserij en jachtbedrijven c.q. kunnen bedrijven, tenzij dit door ons nadrukkelijk is toegestaan.

GEOGRAFISCHE COORDINATEN:

A.	4°27'30"	NB	54°47'30" WL
B.	4°20'48.6"		54°47'30"
C.	4°20'48.6"		54°54'26.6"
D.	4°24'51.8"		54°54'26.6"
E.	4°24'51.8"		55° 4'51.8"
F.	4°28'22.7"		55° 4'51.8"
G.	4°30'26.2"		54°56'37 "

MET UITZONDERING VAN DE FIGUUR IN HET ROOD EN OMSLOTEN DOOR DE VOLGENDE GEOGRAFISCHE COORDINATEN:

-04°34'42" NB
-55° 0'26" WL
-04°34'42" NB
-54°57' 8.5"WL
-04°25'20" NB
-54°56'12" WL
-04°25'20" NB
-54°57'56" WL
-04°26'10" NB
-54°57'56" WL
-04°26'10" NB
-55° 0'32.5"WL
-04°34'33" NB
-55° 0'26" WL

Dagregister A 228 Nummer 2000
Overgeschreven ten Hypotheekkantore in Suriname
de achtentwintigste maart
2006 a res door het
in bewaring nemen van een, blijkens daarop voorkomende
verklaring eensluidend afschrift opgenomen in
register H 7 onder nummer 713
Ontvangen SRD 1,-

De Hypotheekbewaarder

Prof. Dr. Ir. W. J. van Blommesteinmeer
55°0'26"
4°34'42"
54°57'.8
4°34'4
TERborg
54°56'37'
4°30'26
G
H
F
55° 4'51,8" W.L.
4°28'22,7" N.B.
3-Ms. N.V
distrikt BROKOPONDO
E
19000
D
55° 4'51,8" W.L.
4°24'51,8" N.B.
54°54'26,6" W.L.
4°24'51,8" N.B.
C

GMO 127/97 313/06

FIGURATIEVE KAART BETREFFENDE EEN STUK GROND, AANGEDUID MET DE FIGUUR ABCDEFG IN [HET] ROOD, GELEGEN IN DE [DIST]RICTEN BROKOPONDO EN SIPALIWINI, TEN ZUIDEN VAN HET BLOMMESTEINMEER, VERMOEDELIJK GROOT 37400 HA. OF ZOVEEL MEER OF MINDER ALS NA EVENTUELE UITMETING EN AFPALING ZAL WORDEN BEVONDEN, HET WELK TER EXPLORATIE NAAR GOUD IN CONCESSIE IS AANGEVRAAGD DOOR ADVIESBURO (Orion Consultants).

PARAMARIBO, 17 JANUARI 1997
DE LANDMETER IN SURINAME

CH Soedhwa (cs.)

schaal 1 : 100.000
1600
distrikt SIPALIWINI
127/97
11500
54°54'26,6" W.L.
4°20'48,6" N.B.
12800
A
54°47'30" W.L.
4°27' 1,6" N.B.
B
54°47'30" W.L.
4°20'48,6" N.B.

Dienst voor Geodesie
Geverifieerd door:
Goedgekeurd: 9.1.97

Als uitgangspunt bij eventuele meting en afpaling zal dienen het punt H in de Sarakreek, vanaf dat punt 1000 m. naar het noorden en 400 m. naar het westen.

Paramaribo, 17 januari 1997
De landmeter in Suriname

(Ing. H. Kalloe)